As filed with the Securities and Exchange Commission on Septermber 30, 2008

File No. __________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

HIGHLAND BUSINESS SERVICES, INC.

(Exact name of registrant as specified in its charter)

Nevada		26-1607874
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

15202 N. 8th Drive
Phoenix, AZ 85023
(602) 375-0888

(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)

Rodger D. Spainhower
15202 N. 8th Drive
Phoenix, AZ 85023
(602) 375-0888

(Name, address, including zip code, and telephone number,
including area code, of agent for service)

COPIES TO:
THE O’NEAL LAW FIRM, P.C.
Attention: William D. O’Neal, Esq.
14835 E. Shea Blvd.
Suite 103, PMB 494
Fountain Hills, AZ 85268-5939
Office (480) 812-5058
Fax (888) 353-8842

Approximate date of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☒
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered (1)	Proposed maximum Offering price per share	Proposed maximum aggregate offering price (2)	Amount of Registration fee
Common Stock, par value $.001 per share	946,100 shares	$0.25	$ 236,525	$ 9.30

(1)	The shares of our Common Stock being registered hereunder for resale by the selling security holders named in the prospectus.
(2)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) and Rule(g) under the Securities Act of 1933.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED _______, 2008

HIGHLAND BUSINESS SERVICES, INC.

946,100 Shares of Common Stock

_________________

This prospectus relates to the resale of up to 946,100 shares of our common stock by certain selling shareholders (the “Selling Shareholders”).  We have been  advised  by the  selling shareholders  that they may offer to sell all or a  portion  of their  shares of common stock being  offered in this  prospectus  from time to time.  The selling shareholders  will sell their shares of our common stock at a price of $0.25 per share until shares of our common stock are quoted on the OTC Bulletin  Board, or listed for  trading or quoted on any other  public  market,  and  thereafter  at prevailing  market prices or privately  negotiated  prices.  Our common stock is presently  not  traded on any  market or  securities  exchange,  and we have not applied for listing or  quotation  on any public  market.  Further,  there is no assurance  that our common  stock  will ever  trade on any market or  securities exchange.  We will not receive any proceeds  from the resale of shares of common stock by the selling  shareholders.  We will pay for all of the expenses related to this offering.

INVESTING IN OUR COMMON STOCK INVOLVES A HIGH DEGREE OF RISK.  YOU SHOULD PURCHASE SECURITIES ONLY IF YOU CAN AFFORD A COMPLETE LOSS.

YOU SHOULD SEE “RISK FACTORS” STARTING ON PAGE 7.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is _______, 2008

ABOUT THIS PROSPECTUS

This prospectus relates to the resale of up to 946,100 shares of our common stock by the Selling Shareholders.

You should rely only on the information provided in this prospectus or any supplement to this prospectus and information incorporated by reference. We have not authorized anyone else to provide you with different information. You should assume that the information appearing in this prospectus, as well as the information we file with the Securities and Exchange Commission (“SEC”) and incorporated by reference in this prospectus is accurate only as of the date of the documents containing the information.  As used in this prospectus, the terms “we”, “us”, “our”, and “Highland” refer to “Highland Business Services, Inc.”  All dollar amounts refer to United States dollars unless otherwise indicated.

PROSPECTUS SUMMARY

The following summary highlights selected information contained in this prospectus.  The summary does not contain all the information you should consider before investing in the securities.  Before making an investment decision, you should read the entire prospectus carefully, including the “Risk Factors” section, the financial statements and the notes to the financial statements.

OUR COMPANY

Highland Business Services, Inc. (“we”, “us”, “our”, “Highland”, or the “Company”) was originally incorporated on February 24, 2006, under the laws of the State of Nevada as Coal Mountain Technologies, Inc., a non-operating entity.  On December 17, 2007, we filed a Certificate of Amendment to our Certificate of Incorporation changing our name to Highland Business Services, Inc.  Highland’s principal executive offices are located at 15202 N. 8th Drive, Phoenix, AZ 85023.  Our telephone number is (602) 375-0888.

As of the date of this prospectus, we are a development stage company with no revenue and limited operations to date.  We do not expect to commence earning revenues until at least January 2009.  Since incorporation, we have not made any significant purchases or sale of assets, nor have we been involved in any mergers, acquisitions, or consolidations.  Highland has never declared bankruptcy, has never been in receivership, and has never been involved in any legal action or proceedings.

Subsequent to our incorporation, we have been in the process of establishing ourselves as a company that will focus its operations on providing referral services and consulting to public companies.  Highland’s Chief Executive Officer and Chief Financial Officer, Rodger D. Spainhower, Sr., comes from a background of providing SEC EDGAR filing services and, through his dealings with public companies, has established a significant network of professionals who can provide different areas of service (the “Service Providers”) for public companies.  Highland plans to form relationships (the “Relationships”) between public companies in need of service and these service providers who are available for employment as independent contractors.  We plan to generate revenue from the referral fees we will charge to the service providers upon employment.

NUMBER OF SHARES BEING OFFERED

This prospectus covers the resale by the selling shareholders named in this prospectus of us to 946,100 shares of our common stock.  The offered shares were acquired by the selling shareholders in private placement transactions, which were exempt from the registration requirements of the Securities Act of 1933.  The selling shareholders will sell their shares of our common stock at a maximum of $ 0.25 per share until our common stock is quoted on the OTC Bulletin Board, or listed for trading or quotation on any other public market, and thereafter at prevailing market prices or privately negotiated prices.  Our common stock is presently not traded on any market or securities exchange and we have not applied for listing or quotation on any public market.  Further, there is no assurance that our common stock will ever trade on any market or securities exchange.  Please see the Plan of Distribution section at page 12 of this prospectus for a detailed explanation of how the common shares may be sold.

NUMBER OF SHARES OUTSTANDING

There were 6,946,100 shares of our common stock issued and outstanding at July 15, 2008.

SUMMARY FINANCIAL INFORMATION

The summarized financial data set forth in the table below is derived from and should be read in conjunction with our audited financial statements from February 24, 2006 (date of inception) to May 31, 2008, including the notes to those financial statements which are included elsewhere in this prospectus along with the section entitled “Management’s Discussion and Analysis or Plan of Operation” beginning on page 27 of this prospectus.

BALANCE SHEETS:

HIGHLAND BUSINESS SERVICES, INC.

SUMMARY OF FINANCIAL DATA

	For the Years Ended
	May 31,
	2008	2007

Working Capital	$9,470	$-
Total Assets	9,470	-
Total Liabilities	-	-
Shareholders' Equity	$9,470	$-

OPERATIONS STATEMENTS:

	For the Years Ended
	May 31,
	2008	2007	Change	% Change

Revenues	$-	$-	$-	0.00%

Cost of Revenues	-	-	-	0.00%

Gross Profit	-	-	-	0.00%

General and Administrative Expense	11,655	4,834	6,821	141.10%

Other Income/ Expense	(9)	-	(9)	-100.00%

Net Profit/ (Loss)	$(11,646)	$(4,834)	$(6,812)	140.92%

Basic and diluted
net (loss) per common share	*	*

* less than $(.01) per share

SUMMARY FINANCIAL INFORMATION - continued

We have just commenced our operations and are currently without revenue.  Our company has three employees (Rodger Spainhower, Marie Moffett, and Joan Spainhower) who have received no compensation to date.  As of May 31, 2008, our accumulated deficit was $(17,989).  We anticipate that we will operate in a deficit position, and will continue to sustain net losses for the foreseeable future.

RISK FACTORS

The securities offered hereby are highly speculative and should be purchased only by persons who can afford to lose their entire investment in Highland.  Each prospective investor should carefully consider the following risk factors, as well as all other information set forth elsewhere in this prospectus, before purchasing any of the shares of our common stock.

We have no operating history and have maintained losses since inception, which we expect to continue into the future.

We were incorporated on February 24, 2006 and only just recently commenced development of our website (www.highlandreferrals.com), creation of our independent contractor database, and design and preparation of contractual documents for relationships between Highland and both the service providers and the public companies.  We have not realized any revenues to date.  We have no operating history at all upon which an evaluation of our future success or failures can be made.  Our net loss from inception to May 31, 2008 is $17,989.  Our ability to achieve and maintain profitability and positive cash flow is dependent upon:

•	our ability to develop our website and market our services;
•	our ability to generate ongoing revenues;
•	our ability to control costs and reduce development and marketing costs; and
•	our ability to compete with competing services.

Based on our proposed plans, we expect to incur minor operating losses in future periods.  This will happen because there are moderate costs and expenses associated with maintaining our office.  We may fail to generate revenues in the future.  Failure to generate revenues will cause us to go out of business because we will not have the money to pay our ongoing expenses.

If we are unable to obtain the necessary revenues and financing to implement our business plan, we will not have the money to pay our ongoing expenses and we may go out of business.

Our ability to successfully sell our services to generate operating revenues depends on our ability to obtain the necessary financing to implement our business plan.  Given that we have no operating history, no revenues and only losses to date, we may not be able to achieve this goal, and if this occurs, we will not be able to pay our operating costs and we may go out of business.

At May 31, 2008 we had $9,470 of cash.  As of the date hereof, we had approximately $9,470 of which we anticipate needing approximately $9,470 for expenses associated with this Registration Statement (See “Other Expenses if Issuance and Distribution”).  Our budget expenditures for the next twelve months are $30,000.  Therefore, we presently have a budget shortfall of approximately $20,000.

How long Highland will be able to satisfy its cash requirements depends on how quickly our company can generate revenue and how much revenue can be generated.  Although there can be no assurance at present, we plan to be in the position to generate revenues by or before September 2009, which would time with the depletion of our existing cash for our budgeted expenditures.  We must generate at least $20,000 in net revenues from January 2009 to September 2009 in order to fund all expenditures under our 12 month budget.

If we fail to generate sufficient net revenues, we will need to raise additional capital to continue our operations thereafter.  We may need to issue additional equity securities in the future to raise the necessary funds.  The issuance of additional equity securities by us would result in a significant dilution in the equity interests of our current stockholders.  The resale of shares by our existing shareholders pursuant to this prospectus may result in significant downward pressure on the price of our common stock and cause negative impact on our ability to sell additional equity securities.

We have limited sales and marketing experience.

Our employees have limited experience in marketing our proposed services.  While we have plans for marketing and sales, there can be no assurance that such efforts will be successful or that we will be able to attract and retain qualified individuals with marketing and sales expertise.  Our future success will depend, among other factors, upon whether our services will be desirable to both the public companies and the service providers to the extent that both parties will continue to use them.  There can be no assurance that our services will gain wide acceptance in its targeted markets or that we will be able to effectively market our services.

If our estimates related to expenditures are erroneous our business will fail and you will lose your entire investment.

Our success is dependent in part upon the accuracy of our management’s estimates of expenditures.  (See “Plan of Operation”.)  If such estimates are erroneous or inaccurate we may not be able to carry out our business plan, which could, in a worst-case scenario, result in the failure of our business and you losing your entire investment.

RISK FACTORS - continued

We may not be able to compete effectively against our competitors.

Many of our competitors have substantially greater resources, experience, sales and marketing staff, and facilities than we do.  Our success is determined by our ability to compete with other businesses.  Other companies who provide this service have been doing so for a significant period of time where they have been able to improve and refine their services.  Because we are still in the development stage, we do not have this advantage which may cause us to fail and you could lose your entire investment.  We do distinguish our services by catering specifically to smaller OTC Bulletin Board companies which differentiates us from some of the competition.

Our business model may not be sufficient to ensure our success in our intended market.

Highland’s survival is dependent upon the target market’s need for contract work.  Should this service be too narrowly focused or should the target market not be as responsive as Highland anticipates, Highland will not have alternate services in place to ensure its survival.

Inability of our officers and directors to devote sufficient time to the operation of the business may limit our success.

Presently, the officers and directors of Highland allocate only a portion of their time to the operation of Highland’s business.  Since our officers and directors are currently employed full time elsewhere, they are only able to commit up to 10 hours a week individually doing work for Highland.

Should the business develop faster than anticipated, the officers and directors may not be able to devote sufficient time to the operation of the business to ensure that it continues as a going concern.

We need to retain key personnel to support our services and ongoing operation.

The development and marketing of our services will continue to place a significant strain on our limited personnel, management, and other resources.  Our future success depends upon the continued services of our executive officers and other needed key employees who have critical industry experience and relationships that we rely on to implement our business plan.  The loss of the services of any of our officers (specifically Rodger Spainhower) would negatively impact our ability to sell our services, which could adversely affect our financial results and impair our growth.  Currently, we have no employment agreements with our key employees and do not anticipate entering into any such agreements in the foreseeable future.

Our independent auditors’ report states that there is a substantial doubt that we will be able to continue as a going concern.

Our independent auditors, Nick Herb Accounting Services, P.C., state in their audit report, dated September 20, 2008 and included with this prospectus, that since we are a development stage company, have no established source of revenue and are dependent on our ability to raise capital from shareholders or other sources to sustain operations, there is a substantial doubt that we will be able to continue as a going concern.

Investors will have little voice regarding the management of Highland due to the large ownership position held by our existing management and thus it would be difficult for new investors to make changes in our operations or management, and therefore, shareholders would be subject to decisions made by management and the majority shareholders.

Officers and directors directly own 6,000,000 shares of the total of 6,946,100 issued and outstanding shares of Highland’s common stock and are in a position to continue to control Highland.  Of these 6,946,100 shares, Mr. Spainhower, our CEO and CFO, Mrs. Moffett, our President and COO, Mrs. Spainhower, our Sr. VP each respectively own 1,333,334 shares each or 57.67% of our company and Mr. Ericksteen, a Director owns 2,000,000 shares or 28.83% of our company all collectively 86.50% of our company.  Such control may be risky to the investor because the entire company’s operations are dependent on a very few people who could lack the ability or interest in pursuing Highland’s operations.  In such event, our business may fail and you may lose your entire investment.  Moreover, new investors will not be able to effect a change in the Company’s business or management.

Going Concern

Because we are in the development stage, have not yet achieved profitable operations and are dependent on our ability to raise capital from stockholders or other sources to meet our obligations and repay our liabilities arising from normal business operations when they become due, in their report on our audited financial statements for the years ended May 31, 2008 and May 31, 2007, our independent auditors included an explanatory paragraph regarding concerns about our ability to continue as a going concern. Our financial statements contain additional note disclosure describing the circumstances that lead to this disclosure by our independent auditors.

RISK FACTORS - continued

RISKS ASSOCIATED WITH OUR COMMON STOCK

Difficulty for Highland stockholders to resell their stock due to a lack of public trading market.

There is presently no public trading market for our common stock, and it is unlikely that an active public trading market can be established or sustained in the foreseeable future.  We intend to have our common stock quoted on the OTC Bulletin Board as soon as practicable.  However, there can be no assurance that Highland’s shares will be quoted on the OTC Bulletin Board.  Until there is an established trading market, holders of our common stock may find it difficult to sell their stock or to obtain accurate quotations for the price of the common stock.  If a market for our common stock does develop, our stock price may be volatile.

Broker-dealers may be discouraged from effecting transactions in our shares because they are considered penny stocks and are subject to the penny stock rules.

Rules 15g-1 through 15g-9 promulgated under the Securities Exchange Act of 1934 impose sales practice and disclosure requirements on NASD broker-dealers who make a market in “penny stocks”.  A penny stock generally includes any non-NASDAQ equity security that has a market price of less than $5.00 per share.  Our shares currently are not traded on NASDAQ nor on any other exchange nor are they quoted on the OTC Bulletin Board or “OTCBB”.  Following the date that the registration statement, in which this prospectus is included, becomes effective we hope to find a broker-dealer to act as a market maker for our stock and file on our behalf with the NASD an application on Form 15c(2)(11) for approval for our shares to be quoted on the OTCBB.  As of the date of this prospectus, we have not attempted to find a market maker to file such application for us.  If we are successful in finding such a market maker and successful in applying for quotation on the OTCBB, it is very likely that our stock will be considered a “penny stock”.  In that case, purchases and sales of our shares will be generally facilitated by NASD broker-dealers who act as market makers for our shares.  The additional sales practice and disclosure requirements imposed upon broker-dealers may discourage broker-dealers from effecting transactions in our shares, which could severely limit the market liquidity of the shares and impede the sale of our shares in the secondary market.

Under the penny stock regulations, a broker-dealer selling penny stock to anyone other than an  established  customer or  "accredited  investor"  (generally, an individual with net worth in excess of $1,000,000 or an annual income exceeding $200,000,  or  $300,000  together  with his or her  spouse)  must make a special suitability determination for the purchaser and must receive the purchaser's written consent to the transaction  prior to sale,  unless the  broker-dealer or the transaction is otherwise exempt.

In addition, the penny stock regulations require the broker-dealer to deliver, prior to any transaction involving a penny stock, a disclosure schedule prepared by the Commission relating to the penny stock market, unless the broker-dealer or the transaction is otherwise exempt.  A broker-dealer is also required to disclose commissions payable to the broker-dealer and the registered representative and current quotations for the securities.  Finally, a broker-dealer is required to send monthly statements disclosing recent price information with respect to the penny stock held in a customer's account and information with respect to the limited market in penny stocks.

We intend to become subject to the periodic reporting requirements of the Securities Exchange Act of 1934, which will require us to incur audit fees and legal fees in connection with the preparation of such reports.  These additional costs will negatively affect our ability to earn a profit.

Following the effective date of the registration statement in which this prospectus is included, we will be required to file periodic reports with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934 and the rules and regulations there under.  In order to comply with such requirements, our independent registered auditors will have to review our financial statements on a quarterly basis and audit our financial statements on an annual basis.  Moreover, our legal counsel will have to review and assist in the preparation of such reports.  The costs charged by these professionals for such services cannot be accurately predicted at this time because factors such as the number and type of transaction that we engage in and the complexity of our reports cannot be determined at this time and will have a major affect on the amount of time to be spent by our auditors and attorneys.  However, the incurrence of such costs will obviously be an expense to our operations and thus have a negative effect on our ability to meet our overhead requirements to earn a profit.

Because we do not intend to pay any dividends on our common stock, investors seeking dividend income or liquidity should not purchase shares of our common stock.

We have not declared or paid any dividends on our common stock since our inception and we do not anticipate paying any such dividends for the foreseeable future.  Investors seeking dividend income or liquidity should not invest in our common stock.

RISK FACTORS - continued

Because we can issue additional shares of common stock, purchasers of our common stock may incur immediate dilution and may experience further dilution.

We are authorized to issue up to 75,000,000 shares of common stock, of which 6,946,100 shares are issued and outstanding.  Our Board of Directors has the authority to cause us to issue additional shares of common stock, and to determine the rights, preferences and privilege of such shares, without consent of any of our stockholders.  Consequently, the stockholders may experience more dilution in their ownership of Highland in the future.

SPECIAL NOTE REGARDING FORWARD-LOOKING INFORMATION

This prospectus contains forward-looking statements, which relate to future events or our future financial performance.  In some cases, you can identify forward-looking statements by terminology such as “may”, “should”, “expects”, “plans”, “anticipates”, “believes”, “estimates”, “predicts”, “potential” or “continue” or the negative of these terms or other comparable statements.  These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks in the section entitled “Risk Factors” on pages 7 to 10, that may cause our or our industry’s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements.

While these forward-looking statements, and any assumptions upon which they are based, are made in good faith and reflect our current judgment regarding the direction of our business, actual results will almost always vary, sometimes materially, from any estimates, predictions, projections, assumptions or other future performance suggested herein.  Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.  The safe harbor for forward-looking statements provided in the Private Securities Litigation Reform Act of 1995 does not apply to the offering made in this prospectus.

USE OF PROCEEDS

All of the shares of common stock included in this offering are being sold by selling stockholders. We will not receive any of the proceeds of the sale of shares of common stock in this offering. See Item 7. “Selling Security Holders.”

DETERMINATION OF OFFERING PRICE

The selling security holders will be offering the shares of common stock being covered by this prospectus at a price of $0.01 per share until a market develops and thereafter at prevailing market prices or privately negotiated prices. The offering price of $0.01 per share is based on the price at which the selling shareholders purchased the shares from us. Such offering price does not have any relationship to any established criteria of value, such as book value or earnings per share. Because we have no significant operating history, the price of our common stock is not based on past earnings, nor is the price of our common stock indicative of the current market value of the assets owned by us. No valuation or appraisal has been prepared for our business and potential business expansion. Our common stock is presently not traded on any market or securities exchange and we have not applied for listing or quotation on any public market.

MARKET FOR OUR COMMON STOCK

Market Information

There is no public market for our common stock.

We have issued 6,946,100 common shares since the Company’s inception in February 24, 2006 all of which are restricted shares.  There are no outstanding options or warrants or securities that are convertible into shares of common stock.

DILUTION

The common stock to be sold by the selling security holders is common stock that is currently issued and outstanding. Accordingly, there will be no dilution of equity interests to our existing stockholders.

SELLING SECURITY HOLDERS

The following table sets forth the shares beneficially owned, as of July 15, 2008, by the selling security holders prior to the offering contemplated by this prospectus, the number of shares each selling security holder is offering by this prospectus and the number of shares which each would own beneficially if all such offered shares are sold.

Beneficial ownership is determined in accordance with Securities and Exchange Commission rules. Under these rules, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or direct the voting of the security, or investment power, which includes the power to vote or direct the voting of the security. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Under the Securities and Exchange Commission rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may not have any pecuniary beneficial interest. Except as noted below, each person has sole voting and investment power.

None of the selling security holders is a registered broker-dealer or an affiliate of a registered broker-dealer. Each of the selling security holders has acquired his, her or its shares pursuant to a private placement solely for investment and not with a view to or for resale or distribution of such securities. The shares were offered and sold to the selling security holders at a purchase price of $0.01 per share in a private placement made between January 2008 through May 2008, pursuant to the exemption from the registration under the Securities Act provided by section 4(2) of the Securities Act. None of the selling security holders are affiliates or controlled by our affiliates and none of the selling security holders are now or were at any time in the past an officer or Director of ours or of any of our predecessors or affiliates.

The percentages below are calculated based on 6,946,100 shares of our common stock issued and outstanding. We do not have any outstanding options, warrants or other securities exercisable for or convertible into shares of our common stock.

Name of Selling Stockholder and Position, Office or Material Relationship with Highland	Common Shares Owned by the Selling Stockholder[2]	Total Shares to be Registered Pursuant to this Offering	Percentage of Common Stock Before Offering	Number of Shares Owned by Selling Stockholder After Offering and Percent of Total Issued and Outstanding[1]
			# of Shares	# of Shares	% of Class
Frank A Agresti	75,000	75,000	*	0	0
Brown Enterprises	25,000	25,000	*	0	0
Wuuhwei Chen	10,000	10,000	*	0	0
Michael Corrigan	5,000	5,000	*	0	0
Toby Dion	5,000	5,000	*	0	0
Tino Fenotti	10,000	10,000	*	0	0
Mike Finch	20,000	20,000	*	0	0
Rob Jupe	10,000	10,000	*	0	0
Patrice Kair	5,000	5,000	*	0	0
Tascha Krusemark	5,000	5,000	*	0	0
Paul Lee	5,000	5,000	*	0	0
Marvin Munro	20,000	20,000	*	0	0
Mike Newman	10,000	10,000	*	0	0
Brad Olson	10,000	10,000	*	0	0
Deanna Olson	25,000	25,000	*	0	0
Pathmaker Technologies, Inc.	50,000	50,000	*	0	0
Martin A. Plate	10,000	10,000	*	0	0
Ray Powers	5,000	5,000	*	0	0
Bruce Sanderson	10,000	10,000	*	0	0
Will Sanderson	10,000	10,000	*	0	0
John Schwartz	10,000	10,000	*	0	0
Beverly Shutiak	10,000	10,000	*	0	0
James Spainhower[3]	10,000	10,000	*	0	0

SELLING SECURITY HOLDERS - continued

Rodger Spainhower, Jr.[4]	6,100	6,100	*	0	0
Everett Sponaugle	10,000	10,000	*	0	0
Colin Tilley	150,000	150,000	2.15%	0	0
Maxine Tilley	150,000	150,000	2.15%	0	0
Emma Wilson	25,000	25,000	*	0	0
Boaz Yung	25,000	25,000	*	0	0
Cherie Yung	5,000	5,000	*	0	0
Dicken Yung	50,000	50,000	*	0	0
Meilin Yung	50,000	50,000	*	0	0
Sonya Zepeda[5]	100,000	100,000	1.44%	0	0
Gregory Zuik	20,000	20,000	*	0	0
Total	946,100

(*)          Less than 1% of the issued and outstanding shares.

1)	Assumes all of the shares of common stock offered are sold. Based on 946,100 common shares issued and outstanding on July 15, 2008.
2)
Beneficial ownership is determined in accordance with SEC rules and generally includes voting or investment power with respect to securities.  Shares of common stock subject to options, warrants and convertible preferred stock currently exercisable or convertible, or exercisable or convertible within sixty (60) days, are counted as outstanding for computing the percentage of the person holding such options or warrants but are not counted as outstanding for computing the percentage of any other person.

3)	James Spainhower is the son of Rodger Spainhower, Sr. and Joan Spainhower and the brother of Marie Moffett.
4)	Rodger Spainhower, Jr. is the son of Rodger Spainhower, Sr. and Joan Spainhower and the brother of Marie Moffett.
5)	Sonya Zepeda is the wife of Kevin Ericksteen.

We may require the selling security holders to suspend the sales of the securities offered by this prospectus upon the occurrence of any event that makes any statement in this prospectus, or the related registration statement, untrue in any material respect, or that requires the changing of statements in these documents in order to make statements in those documents not misleading. We will file a post-effective amendment to this registration statement to reflect any material changes to this prospectus.

PLAN OF DISTRIBUTION

This prospectus relates to the registration of  946,100 shares of common stock on behalf of the selling stockholders

There is no current market for our shares

There has been no market for our securities. Our common stock is not traded on any exchange or on the Over The Counter Bulletin Board. After the effective date of the registration statement relating to this prospectus, we hope to have a market maker file an application with the National Association of Securities Dealers, Inc. for our common stock to be eligible for trading on the Over The Counter Bulletin Board. We do not yet have a market maker who has agreed to file such application. The selling security holders will be offering our shares of common stock at a price of $0.25 per share until a market develops and thereafter at prevailing market prices or privately negotiated prices.

The selling security holders may, from time to time, sell all or a portion of the shares of common stock on any market upon which the common stock may be listed or quoted (anticipated to be the OTC Bulletin Board in the United States), in privately negotiated transactions or otherwise. Such sales may be at fixed prices prevailing at the time of sale, at prices related to the market prices or at negotiated prices. Moreover, the shares of common stock being offered for resale by this prospectus may be sold by the selling security holders by one or more of the following methods, without limitation: (a) ordinary brokerage transactions and transactions in which the broker solicits purchasers; (b) privately negotiated transactions; (c) market sales (both long and short to the extent permitted under the federal securities laws); (d) at the market to or through market makers or into an existing market for the shares; (e) through transactions in options, swaps or other derivatives (whether exchange listed or otherwise); and (f) a combination of any of the aforementioned methods of sale.

In the event of the transfer by any of the selling security holders of its common shares to any pledgee, donee or other transferee, we will amend this prospectus and the registration statement of which this prospectus forms a part by the filing of a post-effective amendment in order to have the pledgee, donee or other transferee in place of the selling security holder who has transferred his, her or its shares.

PLAN OF DISTRIBUTION - continued

In effecting sales, brokers and dealers engaged by the selling security holders may arrange for other brokers or dealers to participate. Brokers or dealers may receive commissions or discounts from a selling security holder or, if any of the broker-dealers act as an agent for the purchaser of such shares, from a purchaser in amounts to be negotiated which are not expected to exceed those customary in the types of transactions involved. Broker-dealers may agree with a selling security holder to sell a specified number of the shares of common stock at a stipulated price per share. Such an agreement may also require the broker-dealer to purchase as principal any unsold shares of common stock at the price required to fulfill the broker-dealer commitment to the selling security holder if such broker-dealer is unable to sell the shares on behalf of the selling security holder. Broker-dealers who acquire shares of common stock as principal may thereafter resell the shares of common stock from time to time in transactions which may involve block transactions and sales to and through other broker-dealers, including transactions of the nature described above. Such sales by a broker-dealer could be at prices and on terms then prevailing at the time of sale, at prices related to the then-current market price or in negotiated transactions. In connection with such resales, the broker-dealer may pay to or receive from the purchasers of the shares commissions as described above.

The selling security holders and any broker-dealers or agents that participate with the selling security holders in the sale of the shares of common stock may be deemed to be "underwriters" within the meaning of the Securities Act in connection with these sales. In that event, any commissions received by the broker-dealers or agents and any profit on the resale of the shares of common stock purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

From time to time, any of the selling security holders may pledge shares of common stock pursuant to the margin provisions of customer agreements with brokers. Upon a default by a selling security holder, their broker may offer and sell the pledged shares of common stock from time to time. Upon a sale of the shares of common stock, the selling security holders intend to comply with the prospectus delivery requirements under the Securities Act by delivering a prospectus to each purchaser in the transaction. We intend to file any amendments or other necessary documents in compliance with the Securities Act which may be required in the event any of the selling security holders defaults under any customer agreement with brokers.

To the extent required under the Securities Act, a post effective amendment to this registration statement will be filed disclosing the name of any broker-dealers, the number of shares of common stock involved, the price at which the common stock is to be sold, the commissions paid or discounts or concessions allowed to such broker-dealers, where applicable, that such broker-dealers did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus and other facts material to the transaction.

We and the selling security holders will be subject to applicable provisions of the Exchange Act and the rules and regulations under it, including, without limitation, Rule 10b-5 and, insofar as a selling security holder is a distribution participant and we, under certain circumstances, may be a distribution participant, under Regulation M. All of the foregoing may affect the marketability of the common stock.

All expenses of the registration statement including, but not limited to, legal, accounting, printing and mailing fees are and will be borne by us. Any commissions, discounts or other fees payable to brokers or dealers in connection with any sale of the shares of common stock will be borne by the selling security holders, the purchasers participating in such transaction, or both.

Any shares of common stock covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act, as amended, may be sold under Rule 144 rather than pursuant to this prospectus.

Penny Stock Regulations

You should note that our stock is a penny stock. The Securities and Exchange Commission has adopted Rule 15g-9 which generally defines "penny stock" to be any equity security that has a market price (as defined) less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. Our securities are covered by the penny stock rules, which impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and "accredited investors". The term "accredited investor" refers generally to institutions with assets in excess of $5,000,000 or individuals with a net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouse. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document in a form prepared by the SEC which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer's account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer's confirmation. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from these rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the stock that is subject to these penny stock rules. Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities. We believe that the penny stock rules discourage investor interest in and limit the marketability of our common stock.

PLAN OF DISTRIBUTION - continued

Blue Sky Restrictions on Resale

If a selling security holder wants to sell shares of our common stock under this registration statement in the United States, the selling security holders will also need to comply with state securities laws, also known as “Blue Sky laws,” with regard to secondary sales. All states offer a variety of exemption from registration for secondary sales. Many states, for example, have an exemption for secondary trading of securities registered under Section 12(g) of the Securities Exchange Act of 1934 or for securities of issuers that publish continuous disclosure of financial and non-financial information in a recognized securities manual, such as Standard & Poor’s. The broker for a selling security holder will be able to advise a selling security holder which states our common stock is exempt from registration with that state for secondary sales.

Any person who purchases shares of our common stock from a selling security holder under this registration statement who then wants to sell such shares will also have to comply with Blue Sky laws regarding secondary sales.

When the registration statement becomes effective, and a selling security holder indicates in which state(s) he desires to sell his shares, we will be able to identify whether it will need to register or will rely on an exemption there from.

DESCRIPTION OF SECURITIES TO BE REGISTERED

The following description of our capital stock is a summary and is qualified in its entirety by the provisions of our Articles of Incorporation which has been filed as an exhibit to our registration statement of which this prospectus is a part.

Common Stock

We are authorized to issue 75,000,000 shares of common stock, par value $0.001, of which 6,946,100 shares are issued and outstanding as of July 15, 2008. Each holder of shares of our common stock is entitled to one vote for each share held of record on all matters submitted to the vote of stockholders, including the election of Directors. The holders of shares of common stock have no preemptive, conversion, subscription or cumulative voting rights. There is no provision in our Articles of Incorporation or By-laws that would delay, defer, or prevent a change in control of our Company.

Preferred Stock

We are not authorized to issue any Preferred Stock at this time.

Warrants and Options

Currently, there are no warrants, options or other convertible securities outstanding.

Security Holders

As of July 15, 2008, there were 6,946,100 common shares issued and outstanding, which were held by 38 stockholders of record.

Non-cumulative Voting

Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of Directors, can elect all of the Directors to be elected, if they so choose, and, in such event, the holders of the remaining shares will not be able to elect any of our Directors.

Transfer Agent

The transfer agent and registrar for our common stock is First American Stock Transfer, 706 East Bell Road, Suite 2002, Phoenix, AZ 85022.  Their phone number is (602) 485-1346 and their fax number is (602) 788-0423.

Admission to Quotation on the OTC Bulletin Board

We intend to have a market maker file an application for our common stock to be quoted on the OTC Bulletin Board. However, we do not have a market maker that has agreed to file such application. If our securities are not quoted on the OTC Bulletin Board, a security holder may find it more difficult to dispose of, or to obtain accurate quotations as to the market value of our securities. The OTC Bulletin Board differs from national and regional stock exchanges in that it;

(1) is not situated in a single location but operates through communication of bids, offers and confirmations between broker-dealers, and

(2) securities admitted to quotation are offered by one or more Broker-dealers rather than the "specialist" common to stock exchanges.

DESCRIPTION OF SECURITIES TO BE REGISTERED - continued

To qualify for quotation on the OTC Bulletin Board, an equity security must have one registered broker-dealer, known as the market maker, willing to list bid or sale quotations and to sponsor the company listing. If it meets the qualifications for trading securities on the OTC Bulletin Board our securities will trade on the OTC Bulletin Board. We may not now or ever qualify for quotation on the OTC Bulletin Board. We currently have no market maker who is willing to list quotations for our securities.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis or had, or is to receive, in connection with the offering, a substantial interest, directly or indirectly, in the registrant or its subsidiary. Nor was any such person connected with the Registrant or any of its parents, subsidiaries as a promoter, managing or principal underwriter, voting trustee, Director, officer or employee.

Our financial statements for the period from inception to May 31, 2008, included in this prospectus have been audited by Nick Herb Accounting Services, P.C., as set forth in their report included in this prospectus.

The legal opinion rendered by The O’Neal Law Firm, P.C. regarding our common stock to be registered on Form S-1 is as set forth in their opinion letter included in this prospectus.

DESCRIPTION OF BUSINESS

OVERVIEW

Highland was incorporated on February 24, 2006 in the State of Nevada.  We have not yet begun our business operations and we currently have no revenue and no significant assets.  Highland has never declared bankruptcy, has never been in receivership, and has never been involved in any legal action or proceedings.

Since becoming incorporated, Highland has not made any significant purchase or sale of assets, nor has it been involved in any mergers, acquisitions or consolidations.  Highland is not a blank check registrant as that term is defined in Rule 419(a)(2) of Regulation C of the Securities Act of 1933, since it has a specific business plan or purpose.

Neither Highland nor its officers, directors, promoters or affiliates, has had preliminary contact or discussions with, nor do we have any present plans, proposals, arrangements or understandings with any representatives of the owners of any business or company regarding the possibility of an acquisition or merger.

BUSINESS OF ISSUER

Our services are currently in the development stage and are not ready for commercial sale.  We anticipate they will be available in January 2009.

We are planning to focus our operations on the development of a diverse network of individuals and firms that can offer their professional services to public companies.  Our target market is primarily small companies that plan to go public, are about to go public, or are experiencing a transitional phase where they are in need of certain management personnel.  These companies often need assistance either short term or long term to ensure SEC compliance.  Using our service provider database, Highland will refer qualified professionals to these companies for employment as independent contractors.  Highland will charge a referral fee to the service provider of a negotiated percentage for a negotiated period of time based on the specific partnership.

Our management team is comprised of individuals who have significant experience in dealing with public companies and public company service providers.  In our dealings with these relationships, we identified a trend towards the growing need of assistance from professionals who offer various areas of expertise for public companies.  We continuously received requests to place public companies in contact with SEC attorneys, accountants, auditors, market markers and more.  When we put these companies in contact with the requested service provider, they were thankful and never made statements of dissatisfaction in regards to their integrity, professionalism, or quality of work.  Conversely, the SEC attorneys, accountants and auditors who received the referral were equally thankful for the business.  We saw this as an opportunity to fill a niche in the marketplace that is currently deficient.

DESCRIPTION OF BUSINESS - continued

The competitive research we’ve conducted in this area has uncovered only a handful of businesses that offer similar services.  All but one offer referral services in only one area (Ex: CPA’s).  Our plan is to offer referral services in all needed areas for public companies.  Companies in the process of going public who are in need of multiple services can utilize us for all of their needs.  In the same respect, established smaller public companies in need of an interim controller or financial officer can also find a qualified professional through us.

DESCRIPTION OF PROPERTY

Our principal executive office location and mailing address is 15202 N 8th Drive, Phoenix, AZ 85023. Currently, this space is sufficient to meet our needs; however, if we expand our business to a significant degree, we will have to find larger space.  We have no lease agreements.

LEGAL PROCEEDINGS

We know of no existing or pending legal proceedings against us, nor are we involved as a plaintiff in any proceeding or pending litigation. There are no proceedings in which any of our Directors, officers or any of their respective affiliates, or any beneficial stockholder, is an adverse party or has a material interest adverse to our interest.

MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT’S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

During the fiscal years ended May 31, 2008, Highland has not paid any dividends.  We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

FINANCIAL STATEMENTS
	HIGHLAND BUSINESS SERVICES, INC.
	(A DEVELOPMENT STAGE ENTERPRISE)

	TABLE OF CONTENTS

Part I	Financial Information	Page

Item 1.	Financial Statements:

	Report of Independent Registered Public Accounting Firm	18

	Balance Sheets, for the years ended May 31, 2008 and 2007	19

	Statements of Operations for the years ended May 31, 2008 and 2007, and cumulative during development stage from February 24, 2006 (inception) through May 31, 2008	20

	Statements of Cash Flows for the years ended May 31, 2008 and 2007, and cumulative during development stage from February 24, 2006 (inception) through May 31, 2008	21

	Statement of Stockholders' equity (deficit) for the period from February 24, 2006 (inception) through May 31, 2008	22

	Notes to Financial Statements	23-26

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders HIGHLAND BUSINESS SERVICES, INC. Phoenix, AZ

We have audited the accompanying balance sheets of HIGHLAND BUSINESS SERVICES, INC. (a Nevada development stage enterprise) as of May 31, 2008 and 2007, and the related statements operations, changes in stockholders' equity (deficit) and cash flows for each of the two years in the period ended May 31, 2008, and for the period from February 24, 2006 (inception) to May 31, 2008. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

we conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company has determined that it is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the results of its operations, cash flows, and the financial position of HIGHLAND BUSINESS SERVICES, INC. for the year ended May 31, 2008. and for the period from February 24, 2006 (inception) to May 31, 2008 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company is in the development stage, and has not commenced operations. It has sustained losses to date and has a deficit in working capital and stockholders' equity that raises substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Nick Herb Accounting Services, P.C.
Nick Herb Accounting Services, P.C.
Prescott Valley, Arizona
September 20, 2008

HIGHLAND BUSINESS SERVICES, INC.
(A DEVELOPMENT STAGE ENTERPRISE)
BALANCE SHEETS

	May 31,	May 31,
	2008	2007

ASSETS

TOTAL CURRENT ASSETS - Cash	$9,470	$-

LIABILITIES AND STOCKHOLDERS' EQUITY

TOTAL CURRENT LIABILITIES	$-	$-

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY

Common stock, par value $.001, 75,000,000
shares authorized, 6,946,100 issued and outstanding -
2008, 6,000,000 issued and outstanding - 2007	6,946	6,000
Paid in Capital	20,513	2,826
Shareholders' services - deferred	-	(2,483)
(Deficit) accumulated during the development stage	(17,989)	(6,343)

Total Stockholders' Equity	9,470	-

	$9,470	$-

SEE ACCOMPANYING NOTES TO FINANCIAL STATEMENTS

HIGHLAND BUSINESS SERVICES, INC.
(A DEVELOPMENT STAGE ENTERPRISE)
STATEMENTS OF OPERATIONS

			Cumulative
			from
			February 24, 2006
	For the years ended		(Inception)
	May 31,		to
	2008	2007	May 31, 2008

REVENUES	$-	$-	$-

EXPENSES
General and administrative	(11,655)	(4,834)	(17,998)

Total expenses	(11,655)	(4,834)	(17,998)

Interest Income	9	-	9

NET (LOSS)	$(11,646)	$(4,834)	$(17,989)

NET (LOSS) PER SHARE - BASIC	*	*

WEIGHTED AVERAGE NUMBER OF
COMMON SHARES OUTSTANDING	6,078,842	6,000,000

* less than $(.01) per share

SEE ACCOMPANYING NOTES TO FINANCIAL STATEMENTS

HIGHLAND BUSINESS SERVICES, INC.
(A DEVELOPMENT STAGE ENTERPRISE)
STATEMENTS OF CASH FLOWS

			Cumulative
			from
			February 24, 2006
	For the years ended		(Inception)
	May 31,		to
	2008	2007	May 31, 2008

OPERATING ACTIVITIES
Net (loss)	$(11,646)	$(4,834)	$(17,989)
Stock issued for services	2,483	2,557	6,000
Contributed capital	9,172	2,277	11,998

NET CASH PROVIDED BY OPERATING ACTIVITIES	9	-	9

FINANCING ACTIVITIES
Proceeds from sale of common stock	9,461	-	9,461

NET CASH PROVIDED BY FINANCING ACTIVITIES	9,461	-	9,461

NET INCREASE IN CASH	9,470	-	9,470

CASH, BEGINNING OF PERIOD	-	-	-

CASH, END OF PERIOD	$9,470	$-	$9,470

SEE ACCOMPANYING NOTES TO FINANCIAL STATEMENTS

HIGHLAND BUSINESS SERVICES, INC.
(A DEVELOPMENT STAGE ENTERPRISE)
STATEMENT OF STOCKHOLDERS' EQUITY

					(Deficit)
					Accumulated
			Shareholders'		During the
	Common Stock		Services -	Paid-in	Development
	Shares	Amount	Deferred	Capital	Stage	Total
Balances, at inception	-	$-	$-	$-	$-	$-
Issuance of common stock, February 24, 2006
at $.001 per share for future services	6,000,000	6,000	(6,000)			-

Value of services subsequently rendered
for previously issued shares of common stock			960			960

Services contributed to capital				549		549

Net (loss) for the period					(1,509)	(1,509)
Balances, May 31, 2006	6,000,000	6,000	(5,040)	549	(1,509)	-

Value of services subsequently rendered
for previously issued shares of common stock			2,557			2,557

Services contributed to capital				2,277		2,277

Net (loss) for the year					(4,834)	(4,834)
Balances, May 31, 2007	6,000,000	6,000	(2,483)	2,826	(6,343)	-

Shares issued for cash in a private placement at $0.01 per share on May 28, 2008	946,100	946		8,515		9,461

Value of services subsequently rendered
for previously issued shares of common stock			2,483			2,483

Services contributed to capital				9,172		9,172

Net (loss) for the year					(11,646)	(11,646)
Balances, May 31, 2008	6,946,100	$6,946	$-	$20,513	$(17,989)	$9,470

SEE ACCOMPANYING NOTES TO FINANCIAL STATEMENTS

HIGHLAND BUSINESS SERVICES, INC.
(A Development Stage Enterprise)
NOTES TO FINANCIAL STATEMENTS
For the years ended May 31, 2008 and 2007

NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

History

Highland Business Services, Inc. (the Company, we, us, our), formerly known as Coal Mountain Technologies, inc., is in the development stage as defined in Financial Accounting Standards Board Statement No. 7. It is a Nevada corporation, formed February 24, 2006. Since inception it has had no operations. We are in the process of establishing ourselves as a company that will focus its operations on providing referral services and consulting to public companies in fulfillment of our business plan. We plan to form relationships between public companies in need of service and service providers who are available for employment as independent contractors.  We plan to generate revenue from the referral fees we will charge to the service providers upon employment by the public companies. The Company’s year-end is May 31.

Going Concern

Our financial statements have been presented on the basis that it is a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business.  Our ability to continue in existence is dependent on its ability to develop additional sources of capital and achieve profitable operations. Management’s plan is to pursue the above described business. The accompanying financial statements do not include any adjustments that might result from the outcome of these uncertainties.

Cash Equivalents

We consider all highly liquid investments with the original maturities of three months or less to be cash equivalents.

Income Taxes

Income taxes are provided for using the liability method of accounting. A deferred tax asset or liability is recorded for all temporary difference between financial and tax reporting. Deferred tax expense (benefit) results from the net change during the year of deferred tax assets and liabilities.  Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to more likely than not be realized in future tax returns. Tax law and rate changes are reflected in income in the period such changes are enacted.

Earnings (loss) Per Common Share

Loss per common share has been calculated based upon the weighted average number of common shares outstanding during the period in accordance with the Statement of Financial Accounting Standards Statement No. 128, “Earnings per Share”.

Fair Value of Financial Instruments

Statement of Financial Accounting Standards No. 107, disclosures about fair value of financial instruments, defines the fair value of a financial instrument as the amount at which the instrument could be exchanged in a current transaction between willing parties. The carrying values of the Company’s financial instruments consist of cash at fair market value.

Use of Estimates in the Preparation of Financial Statements

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets, the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods.  Actual results could differ from those estimates and assumptions.

HIGHLAND BUSINESS SERVICES, INC.
(A Development Stage Enterprise)
NOTES TO FINANCIAL STATEMENTS
For the years ended May 31, 2008 and 2007

NOTE 2 – INCOME TAXES

The net operating loss carryforward which is the only component of deferred tax assets for income taxes as of May 31, 2008 and 2007, of $188 and $155, respectively, was reduced to zero, after considering the valuation allowances of $188 and $155, since there is no assurance of future taxable income. The net operating loss carryforward as of May 31, 2008 expires as follows:

Expiring Year	Amount
2026	$549
2027	224
2028	166

Total	$939

The following is an analysis of deferred tax assets as of May 31, 2008:

	Deferred	Valuation
	Tax Assets	Allowances		Balance
Deferred tax assets at May 31, 2007	$155	$	(155)	$-0-

Additions for the year	33		(33)	-0-

Deferred tax assets at May 31, 2008	$188	$	(188)	$-0-

The following is reconciliation from the expected statutory federal income tax rate to the Company’s actual income tax rate for the years ended May 31:

	2008		2007
Expected income tax (benefit) at federal statutory tax rate -20%	$	(2,329)	$	(966)
Permanent differences		2,296		921
Valuation allowance		33		45

Income tax expense		$0		$0

As of May 31, 20008, we currently have the past three tax years that remain subject to examination by major tax jurisdictions. We currently have no uncertainty of the tax positions that we have taken and believe that we can defend them to any tax jurisdiction.

None of the expenses associated with management services or office overhead are deductible for income tax purposes except for formation fees of $939 paid for by management, therefore, such expenses are permanent differences in the determination of the net operating losses incurred since inception.

NOTE 3 - COMMITMENTS AND CONTINGENCIES

No income tax returns have been filed since inception, nor is there any income tax liability associated with such returns.

NOTE 4 - THE EFFECT OF RECENTLY ISSUED ACCOUNTING STANDARDS

Recently Adopted Accounting Standards

In June 2006, the FASB issued FASB Interpretation No. 48 (“FIN 48”), “Accounting for Uncertainty in Income Taxes, an Interpretation of FASB Statement No. 109.” which clarifies  the  accounting  for  uncertainty  in  income  taxes recognized in an enterprise's  financial  statements in accordance with FASB No.109, "Accounting for Income Taxes." This

HIGHLAND BUSINESS SERVICES, INC.
(A Development Stage Enterprise)
NOTES TO FINANCIAL STATEMENTS
For the years ended May 31, 2008 and 2007

NOTE 4 - THE EFFECT OF RECENTLY ISSUED ACCOUNTING STANDARDS - continued

Interpretation prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. This Interpretation also provides guidance on derecognition, classification, interest and penalties,   accounting in interim   periods, disclosure and transition.  This Interpretation is effective for fiscal years beginning after December 15, 2006. We have determined that the adoption of FIN 48 did not have any material impact on our results of operations or financial position.

New Accounting Standards Not Yet Adopted

In September 2006, the FASB issued SFAS No. 157, “Fair Value Measurements”. This statement defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosure about fair value measurements. The statement does not require any new fair value measurements, but for some entities, the application of the statement will change current practice. This statement is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. We have not evaluated the potential impact of adopting SFAS No. 157 for our financial statements.

In February 2007, the FASB issued SFAS No. 159, the “Fair Value Option for Financial Assets and Financial Liabilities”. SFAS 159 provides entities with an option to report selected financial assets and liabilities at fair value and establishes presentation and disclosure requirements designed to facilitate comparisons between companies that select different measurement attributes. SFAS 159 is effective for fiscal years beginning after November 15, 2007.

In June 2007, the Emerging Issues Task Force (“EITF”) issued Issue No. 07-3, “Accounting for Nonrefundable Advance Payments for Goods or Services To Be Used in Future Research and Development Activities” (“EITF 07-3”) which concluded that nonrefundable advance payments for goods or services to be received in the future for use in research and development activities should be deferred and capitalized. The capitalized amounts should be expensed as the related goods are delivered or services are performed. Such capitalized amounts should be charged to expense if expectations change such that the goods will not be delivered or services will not be performed. The provisions of EITF 07-3 are effective for new contracts entered into during fiscal years beginning after December 15, 2007. The consensus on EITF 07-3 may not be applied to earlier periods and early adoption is not permitted.

In December 2007, the FASB issued SFAS No. 141 (Revised 2007), “Business Combinations - Revised 2007”. SFAS 141 (R) provides guidance on improving the relevance, representational faithfulness, and comparability of information that a reporting entity provides in its financial reports about a business combination and its effects. SFAS 141R applies to business combinations where is the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008. We do not expect the adoption of SFAS No. 141 to have a material impact on our financial statements.

In December 2007, the FASB issued SFAS No. 160, “Noncontrolling Interests in Consolidated Financial Statements - an Amendment of Accounting Research Bulletin No. 51” (“SFAS No. 160”), which establishes accounting and reporting standards for ownership interests in subsidiaries held by parties other than the parent, the amount of consolidated net income attributable to the parent and to the noncontrolling interest, changes in a parent’s ownership interest and the valuation of retained noncontrolling equity investments when a subsidiary is deconsolidated. SFAS No. 160 also establishes reporting requirements that provide sufficient disclosures that clearly identify and distinguish between the interests of the parent and the interests of the non-controlling owners. SFAS No. 160 is effective for fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2008.

SFAS 161:  In March 2008, the FASB issued SFAS No. 161, "Disclosures about Derivative Instruments and Hedging Activities", an amendment of SFAS No. 133. SFAS 161 applies to all derivative instruments and non-derivative instruments that are designated and qualify as hedging instruments pursuant to paragraphs 37 and 42 of SFAS 133 and related hedged  items accounted for under SFAS 133. SFAS 161 requires entities to provide greater transparency through additional disclosures about how and why an entity uses derivative instruments, how derivative instruments and related hedged items are accounted  for under SFAS 133 and its related interpretations, and how derivative instruments and related hedged items affect an entity's financial position, results of operations, and cash flows. SFAS 161 is effective as of the beginning of an entity's first fiscal year  that begins after November 15, 2008. The Company does not expect the adoption of SFAS 161 will have a material impact on its financial condition or results of operation.

HIGHLAND BUSINESS SERVICES, INC.
(A Development Stage Enterprise)
NOTES TO FINANCIAL STATEMENTS
For the years ended May 31, 2008 and 2007

NOTE 4 - THE EFFECT OF RECENTLY ISSUED ACCOUNTING STANDARDS - continued

SFAS 163:  In May 2008, the FASB issued SFAS No. 163, “Accounting for Financial Guarantee Insurance Contracts – an interpretation of FASB Statement No. 60.”  SFAS 163 requires that an insurance enterprise recognize a claim liability prior to an event of default (insured event) when there is evidence that credit deterioration has occurred in an insured financial obligation.  This Statement also clarifies how Statement 60 applies to financial guarantee insurance contracts, including the recognition and measurement to be used to account for premium revenue and claim liabilities. Those clarifications will increase comparability in financial reporting of financial guarantee insurance contracts by insurance enterprises. This Statement requires expanded disclosures about financial guarantee insurance contracts. The accounting and disclosure requirements of the Statement will improve the quality of information provided to users of financial statements.  SFAS 163 will be effective for financial statements issued for fiscal years beginning after December 15, 2008.  The Company does not expect the adoption of SFAS 163 will have a material impact on its financial condition or results of operation.

NOTE 5 – EQUITY TRANSACTIONS

Private Placement of Common Stock

We completed a private placement of 946,100 shares of our restricted common stock for $0.01 per share on May 28, 2008. The gross proceeds received as of May 31, 2008 were $9,461.

Services Contributed To Capital

Services contributed by management to capital during the years ended May 31, 2008 and 2007, totaled $11,646 and $4,834, respectively, and were based on the fair value of such services. For 2008 those services consisted of management compensation of $9,680 and office overhead of $1,966. For 2007 those services consisted of management compensation of $2,810 and office overhead of $2,024.

Our office is in the home of our President/CEO and includes the fair value of space and communications incurred on a month to month basis of $150.

NOTE 6 – SUBSEQUENT EVENTS

Commitments

Subsequent to May 31, 2008, we engaged an attorney, outside accountant and an auditor to assist us in the filing of an S-1 registration statement. We estimate these costs will be approximately $14,000.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

You should read this section in conjunction with our financial statements and the related notes included in this prospectus.  Some of the information contained in this section or set forth elsewhere in this prospectus, including information with respect to our plans and strategies for our business, statements regarding the industry outlook, our expectations regarding the future performance of our business, and the other non-historical statements contained herein are forward-looking statements.

OVERVIEW

Highland was incorporated on February 24, 2006 in the State of Nevada.  We have not yet begun our business operations and we currently have no revenue and no significant assets.  Highland has never declared bankruptcy, has never been in receivership, and has never been involved in any legal action or proceedings.

Since becoming incorporated, Highland has not made any significant purchase or sale of assets, nor has it been involved in any mergers, acquisitions or consolidations.  Highland is not a blank check registrant as that term is defined in Rule 419(a)(2) of Regulation C of the Securities Act of 1933, since it has a specific business plan or purpose.

Neither Highland nor its officers, directors, promoters or affiliates, has had preliminary contact or discussions with, nor do we have any present plans, proposals, arrangements or understandings with any representatives of the owners of any business or company regarding the possibility of an acquisition or merger.

BUSINESS OF ISSUER

Our services are currently in the development stage and are not ready for commercial sale.  We anticipate they will be available in January 2010.

We are planning to focus our operations on the development of a diverse network of individuals and firms that can offer their professional services to public companies.  Our target market is primarily small companies that plan to go public, are about to go public, or are experiencing a transitional phase where they are in need of certain management personnel.  These companies often need assistance either short term or long term to ensure SEC compliance.  Using our service provider database, Highland will refer qualified professionals to these companies for employment as independent contractors.  Highland will charge a referral fee to the service provider of a negotiated percentage for a negotiated period of time based on the specific partnership.

Our management team is comprised of individuals who have significant experience in dealing with public companies and public company service providers.  In our dealings with these relationships, we identified a trend towards the growing need of assistance from professionals who offer various areas of expertise for public companies.  We continuously received requests to place public companies in contact with SEC attorneys, accountants, auditors, market markers and more.  When we put these companies in contact with the requested service provider, they were thankful and never made statements of dissatisfaction in regards to their integrity, professionalism, or quality of work.  Conversely, the SEC attorneys, accountants and auditors who received the referral were equally thankful for the business.  We saw this as an opportunity to fill a niche in the marketplace that is currently deficient.

The competitive research we’ve conducted in this area has uncovered only a handful of businesses that offer similar services.  All but one offer referral services in only one area (Ex: CPA’s).  Our plan is to offer referral services in all needed areas for public companies.  Companies in the process of going public who are in need of multiple services can utilize us for all of their needs.  In the same respect, established smaller public companies in need of an interim controller or financial officer can also find a qualified professional through us.

PLAN OF OPERATION

We have devised a three step plan to develop and implement our business.  This plan may be revised in the future as management finds necessary.  Any modifications to our business plan will be clearly expressed to the shareholders.

STEP I

Step I will primarily consist of contacting all of the attorneys, accountants, auditors, and other service providers we have already built a relationship with and determine if they are interested in becoming part of our database of service providers.  We plan to have agreements with 50 service providers by January 2009.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS - continued

STEP II

During our second phase, we will work with legal counsel to construct the contracts and other legal documents for the relationships we will form between us, the service providers, and the public companies.  We will also continue to enhance our website and implement search engine placement tactics.  We will focus on our sales and marketing efforts by contacting local service providers and public companies to offer them our referral service.  Our goal is to have 100-300 service providers in our database and have established 15 successful relationships by September 2009.

STEP III

Step II will involve extensive web development including the design and release of a tool that will allow prospective clients to apply for their needed service in minutes online.  Our online application tool will allow both public companies and service providers to express the full range of their needs quickly and easily.  Using this, we will be able to download their request, and have a service provider or public company in mind (if available) when we contact them, reducing the turn-time significantly.  We will increase our sales and marketing efforts by targeting both nationwide and internationally based prospective clientele.  To execute this, we plan to employ a full or part-time sales professional.  Our goal is to have 1,000 service providers in our database and 100 relationships formed by January 2011.

RESULTS OF OPERATIONS

FOR THE YEAR ENDED May 31, 2008 COMPARED TO THE YEAR ENDED May 31, 2007

During the years ended May 31, 2008 and 2007, we did not have revenues and our expenses consisted primarily of rent and minimal salary compensation, as explained above.

LIQUIDITY

We have cash assets at May 31, 2008 of $ 9,469.64. We will be reliant upon shareholder loans or private placements of equity to fund any kind of operations.  We have secured no sources of loans. We did not have any cash flows during the year ended May 31, 2008 except the proceeds from a private placement of common stock of  $9,461 and interest earned thereon of $9.

SHORT TERM.

On a short-term basis, we have not generated any revenues to cover operations.  Based on prior history, we will continue to have insufficient revenue to satisfy current and recurring liabilities as we continue development activities. For short term needs we will be dependent on receipt, if any, of private placement proceeds.

Our assets consist of a savings account with a balance of $ 9,470.

Our total liabilities are $-0- at May 31, 2008, however we are incurring significant liabilities subsequently in connection with our registration statement on Form S-1.

CAPITAL RESOURCES

We have only common stock as our capital resource.

We have no material commitments for capital expenditures within the next year, however if operations are commenced, substantial capital will be needed to pay for development of our website, marketing ,sales and normal start up costs.

NEED FOR ADDITIONAL FINANCING

We do not have capital sufficient to meet our expected cash requirements, therefore, we will have to seek loans or equity placements.

No commitments to provide additional funds have been made by our management or other stockholders.  Accordingly, there can be no assurance that any additional funds will be available to us to allow it to cover our expenses as they may be incurred.

We will need additional capital to support our proposed future development.  We have NO revenues.  We have NO committed source for any funds as of date here.  No representation is made that any funds will be available when needed.  In the event funds cannot be raised when needed, we may not be able to carry out our business plan, may never achieve sales or income, and could fail in business as a result of these uncertainties.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS - continued

We have budgeted $20,000 for the period ending January 1, 2010. The funds allocated to administrative expenses are intended to be used for indirect expenses to maintain the daily operation of the business, such as travel expenses, stationary and postage expenses, printing expenses and web site development.

Management plans to temporarily advance capital to maintain normal operations. Management has agreed to provide temporary financing to the Company, but is not contractually obligated to do so. If we fail to raise additional funding, we may have to delay, scale back or discontinue some or all of our objectives.

LIMITED FINANCING.

We may  borrow  money to  finance  our  future  operations,  although  we do not currently  contemplate  doing so. Any such borrowing will increase the risk of loss to the investor in the event we are unsuccessful in repaying such loans.

We may issue additional shares to finance our future operations, although the Company does not currently contemplate doing so. Any such issuance will reduce the control of previous investors see "Risk Factors" and may result in substantial additional dilution to investors purchasing shares from this offering.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

Nick Herb Accounting Services, P.C. is our auditor. There have not been any changes in or disagreements with accountants on accounting and financial disclosure or any other matter.

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

Not applicable.

DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth the respective names, ages and positions of our directors and executive officers as well as the year that each of them commenced serving as a director with Highland. Their terms will run until our annual meeting of stockholders in 2008.

Person and Position:	Age:	Director Since:
Rodger Spainhower, Sr. — Chief Executive Officer, Chief Financial Officer, Chairman and Director	64	February 2006
Marie Moffett — President, Chief Operating Officer and Director	29	April 2007
Joan M Spainhower — Senior Vice President and Director	61	April 2007
Kevin Ericksteen — Director	33	April 2007

Management and Director Biographies

Rodger Spainhower Sr. – Chief Executive Officer, Chairman and Director

Mr. Spainhower, age 64, has been CEO, CFO, chairman and director since February 2006.  He has been working as a business consultant since 1984 providing services to businesses in areas of management, administration, Security and Exchange compliance, software development and data management.  Prior to his consulting, Mr. Spainhower served as President and CEO of Hyland Title Corporation, where he oversaw the company’s management, administration and coordination of all services to a major title insurance agency.  Before Hyland Title, Mr. Spainhower built a broad base of operations experience serving as Vice President at Great Western National Bank and as Operations Officer & Auditor at Valley National Bank in the US.  At both banks, Mr. Spainhower was in charge of managing the bank operation for various branch offices including cash control, personnel, accounting and customer services.

DIRECTORS AND EXECUTIVE OFFICERS - continued

Mr. Spainhower studied at Phoenix College, Phoenix, AZ and at the American Institute of Banking with special emphasis on Banking and Business Administration.

Mr. Spainhower is presently a director and secretary of Digilava, Inc., a Nevada corporation and has been since May, 2004

Mr. Spainhower is presently a director and secretary of Telava Networks, Inc., a California corporation and has been since September, 2007

Marie Moffett - President, Chief Operating Officer and Director

Mrs. Moffett, age 29, has been a director since April 2007 and became President and COO in June 2007.  Mrs. Moffett has also been working for Highland Financial Services (Sole Proprietorship) doing primarily SEC Edgar filings for public companies and data management and maintenance fee collections for RV resorts.

Prior to her employment with Highland, Mrs. Moffett worked in the Client Relationship Management department for Continental Promotion Group, Inc., an international rebate, sweepstakes, and premium fulfillment company, from 2003 to 2007.  During her employment, she held various positions from Account Coordinator to Senior Account Manager.  Before Continental Promotion Group, Inc., Mrs. Moffett held the position of office manager for Plaza Amusement, a vending and amusement game rental and management business, from April 2002 to May 2003.

Mrs. Moffett graduated in December 2001 with a Bachelor of Science degree from Northern Arizona University in Flagstaff, AZ.

Joan M Spainhower - Senior Vice President and Director

Mrs. Spainhower, age 61, has been Senior VP and director since April 2007. She has been the sole owner of Highland Financial Services (Sole Proprietorship), Phoenix, AZ, since 2004, where she oversees the daily operations consisting primarily of SEC EDGAR filings for public companies and data management and maintenance fee collections for RV resorts. She was previously employed full-time at an optometrist’s office in Scottsdale, AZ as a customer service representative for medical claims processing from 1998 to 2005.  She continued to work part-time until she terminated her employment in 2006.

Mrs. Spainhower studied at Phoenix College, Phoenix, AZ.

Kevin Ericksteen – Director

Kevin Ericksteen, age 33, has been a Director since April 2007. He attended University of San Diego Law School and holds a Bachelor of Arts degree from Arizona State University in Tempe, Arizona.   Since March 2003, Mr. Ericksteen has been employed as Manager of Ericksteen Consulting LLC where his work includes analysis and evaluation of emerging companies' business plans and models as well as determining valuation of prospective companies wishing to obtain listing on a public exchange. Mr. Ericksteen is also an owner of a mortage company and managing member of a real estate investment company.

COMMITTEES OF THE BOARD

We do not have an audit or compensation committee at this time.

FAMILY RELATIONSHIPS

Joan Spainhower is the wife of Rodger Spainhower.  Marie Moffett is the daughter of Rodger and Joan Spainhower.

DIRECTORS AND EXECUTIVE OFFICERS - continued

INVOLVEMENT IN CERTAIN LEGAL PROCEEDINGS

Our directors, executive officers and control persons have not been involved in any of the following events during the past five years:

1.	any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;
2.	any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);
3.
being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; or

4.
being found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

CONFLICT OF INTEREST

None of our officers or directors are subject to a conflict of interest.

CODE OF BUSINESS CONDUCT AND ETHICS

The Company’s board of directors has adopted a Code of Business Conduct and Ethics, which applies to all directors, officers and employees. The purpose of the Code is to promote honest and ethical conduct.  See “Exhibit 14.1”

EXECUTIVE COMPENSATION

Highland has paid a minimal salary of $150.00 a month to Rodger Spainhower, Sr. its Chief Executive Officer, Chief Financial Officer, Chairman and Director. No bonus or other compensation has been paid to its officers or directors since its inception nor did it have any compensation arrangement with such officers and director.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table lists, as of July 15, 2008, the number of shares of common stock of our Company that are beneficially owned by (i) each person or entity known to our Company to be the beneficial owner of more than 5% of the outstanding common stock; (ii) each officer and Director of our Company; and (iii) all officers and Directors as a group. Information relating to beneficial ownership of common stock by our principal shareholders and management is based upon information furnished by each person using “beneficial ownership” concepts under the rules of the Securities and Exchange Commission. Under these rules, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or direct the voting of the security, or investment power, which includes the power to vote or direct the voting of the security. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Under the Securities and Exchange Commission rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may not have any pecuniary beneficial interest. Except as noted below, each person has sole voting and investment power.

The percentages below are calculated based on 6,946,100 shares of our common stock issued and outstanding as of July 15, 2008. We do not have any outstanding options, warrants or other securities exercisable for or convertible into shares of our common stock.

Name and Address of Beneficial Holder	Shares of Common Stock	Percentage of Common Stock (1)
Rodger Spainhower, Sr. — Chief Executive Officer, Chief Financial Officer, Chairman and Director	1,333,334	19.22%

Marie C Moffett — President, Chief Operating Officer and Director	1,333,333	19.22%

Joan M Spainhower — Senior Vice President and Director	1,333,333	19.22%

Kevin Ericksteen — Director	2,000,000	28.83%

All executive officers and directors as a group (4 persons)		86.50%

(1)  This column represents the total number of votes each named stockholder is entitled to vote upon matters presented to the shareholders for a vote.

DIRECTORS AND EXECUTIVE OFFICERS - continued

TRANSACTIONS WITH RELATED PERSONS, PROMOTERS, AND CERTAIN CONTROL PERSONS

Other than the stock transactions  discussed above, we have not entered into any transaction  nor  are  there  any  proposed  transactions  in  which  any of our  founders,  directors,  executive  officers,  shareholders  or any members of the immediate  family of any of the foregoing had or is to have a direct or indirect material interest.

There are no promoters being used in relation to this offering.  No person who may, in the future, be considered a promoter of this offering, will receive or expect to receive assets, services or other considerations from us. No assets will be, nor expected to be, acquired from any promoter on behalf of us. We have not entered into any agreements that require disclosure to the shareholders.

MATERIAL CHANGES

Not applicable.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

None

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our officers and Directors are indemnified as provided by the Nevada Revised Statutes and our Articles of Incorporation.

Under the Nevada Revised Statutes, director immunity from liability to a company or its shareholders for monetary liabilities applies automatically unless it is specifically limited by a company's Articles of Incorporation. Our Articles of Incorporation do not specifically limit our directors' immunity. Excepted from that immunity are: (a) a willful failure to deal fairly with the company or its stockholders in connection with a matter in which the director has a material conflict of interest; (b) a violation of criminal law, unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful; (c) a transaction from which the director derived an improper personal profit; and (d) willful misconduct.

Our Articles of Incorporation provide that we will indemnify our Directors and officers to the fullest extent permitted by Nevada law; provided, however, that we may modify the extent of such indemnification by individual contracts with our directors and officers; and, provided, further, that we shall not be required to indemnify any director or officer in connection with any proceeding, or part thereof, initiated by such person unless such indemnification: (a) is expressly required to be made by law, (b) the proceeding was authorized by our board of directors, (c) is provided by us, in our sole discretion, pursuant to the powers vested in us under Nevada law or (d) is required to be made pursuant to the bylaws.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our Directors, officers and control persons pursuant to the foregoing provisions or otherwise, we have been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy, and is, therefore, unenforceable.

DEALER PROSPECTUS DELIVERY OBLIGATION

Until 90 days from the effective date of this Registration Statement, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealer's obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II – INFORMATION NOT REQUIRED IN PROSPECTUS

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth an itemization of all estimated expenses, all of which we will pay, in connection with the issuance and distribution of the securities being registered:

Nature of Expense	Amount
SEC registration fee	$9.30
Accounting fees and expenses	7,000.00*
Legal fees and expenses	5,000.00*
Transfer Agent Fees	2,000.00*
TOTAL	$14,009.30*

* Estimated

INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Company's directors and executive officers are indemnified as provided by the Nevada Revised Statutes Act (the "Nevada Act") and the Company's Bylaws. Limitation on Liability and Indemnification of Directors and Officers under Nevada General Corporation Law a director or officer is generally not individually liable to the corporation or its shareholders for any damages as a result of any act or failure to act in his capacity as a director or officer, unless it is proven that:

1. his act or failure to act constituted a breach of his fiduciary duties as a director or officer; and

2. his breach of those duties involved intentional misconduct, fraud or a knowing violation of law.

This provision is intended to afford directors and officers protection against and to limit their potential liability for monetary damages resulting from suits alleging a breach of the duty of care by a director or officer. As a consequence of this provision, stockholders of ours will be unable to recover monetary damages against directors or officers for action taken by them that may constitute negligence or gross negligence in performance of their duties unless such conduct falls within one of the foregoing exceptions. The provision, however, does not alter the applicable standards governing a director's or officer's fiduciary duty and does not eliminate or limit our right or any stockholder to obtain an injunction or any other type of non-monetary relief in the event of a breach of fiduciary duty.

As permitted by Nevada law, our By-Laws include a provision which provides for indemnification of a director or officer by us against expenses, judgments, fines and amounts paid in settlement of claims against the director or officer arising from the fact that he was an officer or director, provided that the director or officer acted in good faith and in a manner he or she believed to be in or not opposed to our best interests. We have purchased insurance under a policy that insures both our company and our officers and directors against exposure and liability normally insured against under such policies, including exposure on the indemnities described above.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

RECENT SALES OF UNREGISTERED SECURITIES

On February 24, 2006, the Company issued 1,333,334 shares of common stock to Rodger Spainhower, Sr., the Chief Executive Officer, Chief Financial Officer, Chairman and Director of the Company in consideration of services provided to the Company.

On February 24, 2006, the Company issued 1,333,333 shares of common stock to Marie Moffett, the President, Chief Operating Officer and Director of the Company in consideration of services provided to the Company.

RECENT SALES OF UNREGISTERED SECURITIES - continued

On February 24, 2006, the Company issued 1,333,333 shares of common stock to Joan Spainhower., the Senior Vice President and Director of the Company in consideration of services provided to the Company.

On February 24, 2006, the Company issued 2,000,000 shares of common stock to Kevin Ericksteen, Director of the Company in consideration of services provided to the Company.

In January 2008, we issued and sold 590,000 shares of common stock to 18 investors in consideration of $ 5,900.00.

In February 2008, we issued and sold 6,100 shares of common stock to 1 investors in consideration of $ 61.00.

In March 2008, we issued and sold 100,000 shares of common stock to 1 investors in consideration of $ 1000.00.

In April 2008, we issued and sold 20,000 shares of common stock to 2 investors in consideration of $ 200.00.

In May 2008, we issued and sold 12 shares of common stock to 12 investors in consideration of $ 2,500.00.

All of the above offerings and sales were deemed to be exempt under Rule 506 of Regulation D and/or Section 4(2) of the Securities Act of 1933, as amended. No advertising or general solicitation was employed in offering the securities. The offerings and sales were made to a limited number of persons, business associates of the Company or executive officers of the Company, and transfer was restricted by the Company in accordance with the requirements of the Securities Act of 1933. In addition to representations by the above-referenced persons, we have made independent determinations that all of the above-referenced persons were accredited or sophisticated investors, and that they were capable of analyzing the merits and risks of their investment, and that they understood the speculative nature of their investment.

EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

Exhibit No.	Description of Exhibit
3.1	Certificate of Incorporation of the Company
3.2	Amendment of Certificate of Incorporation of the Company
3.3	By-laws of the Company
5.1	The O'Neal Law Firm, P.C. Opinion
14.1	Code of Ethics
23.1	Nick Herb Accounting Services, P.C. Opinion

UNDERTAKINGS

(a)  The undersigned registrant hereby undertakes:

To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(a)	To include any prospectus required by Section 10(a) (3) of the Securities Act of 1933;

(b)
To reflect in the prospectus any facts or events arising after the effective date of this registration statement, or most recent post-effective amendment, which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; and

(c)
To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in the registration statement.

That, for the purpose of determining any liability under the Securities Act, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the Offering of such securities at that time shall be deemed to be the initial bona fide Offering thereof.

To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the Offering.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to the directors, officers and controlling persons pursuant to the provisions above, or otherwise, Highland has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

UNDERTAKINGS - continued

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of the directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of the directors, officers, or controlling persons in connection with the securities being registered, Highland will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and Highland will be governed by the final adjudication of such issue.

For determining liability under the Securities Act, to treat the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant under Rule 424(b) (1) or (4) or 497(h) under the Securities Act as part of this Registration Statement as of the time the Commission declared it effective.

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Phoenix, State of Arizona, on the 30th day of September 2008.

Highland Business Services Inc.

By:	/s/ Rodger Spainhower Sr.
Name: Rodger Spainhower Sr.
Title: Chief Executive Officer, Chief Financial Officer
and Chairman of the Board of Directors